UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 11, 2014

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-02217 (Commission File Number)	58-0628465 (IRS Employer Identification No.)

One Coca-Cola Plaza Atlanta, Georgia (Address of principal executive offices)	30313 (Zip Code)

Registrant’s telephone number, including area code: (404) 676-2121

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 11, 2014, the Board of Directors of The Coca-Cola Company (the “Company”) increased the size of the Board to 17 members and elected Marc Bolland and David B. Weinberg as Directors of the Company, in each case effective February 18, 2015.

Messrs. Bolland and Weinberg will participate in The Coca-Cola Company Directors’ Plan, effective January 1, 2013 (the “Compensation Plan”), pursuant to which in 2015 each will be entitled to the annual compensation paid to outside directors, consisting of $50,000 to be paid in quarterly installments in cash and $200,000 paid in deferred share units. The Compensation Plan is described further starting on page 34 of the Company’s proxy statement for its 2014 Annual Meeting of Shareowners filed with the Securities and Exchange Commission on March 7, 2014. There are no transactions in which Messrs. Bolland and Weinberg have an interest requiring disclosure under Item 404(a) of Regulation S-K. There is no arrangement or understanding between Messrs. Bolland and Weinberg and any other persons pursuant to which they were selected as a director.

A copy of the Company’s press release announcing the election of Messrs. Bolland and Weinberg to the Board effective February 18, 2015 is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(d)                                 Exhibits

99.1                        Press Release of The Coca-Cola Company, dated December 11, 2014, regarding Marc Bolland and David B. Weinberg.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE COCA-COLA COMPANY
(REGISTRANT)

Date: December 11, 2014	By:	/s/ Bernhard Goepelt
Bernhard Goepelt
Senior Vice President, General Counsel & Chief Legal Counsel